Exhibit 99.1

Middletown, CT	Contact: Kevin R. Hoben
December 13, 2018	(860) 704-6820

Omega Flex, Inc. (the “Company”) (NASDAQ: OFLX) today announced that on December 12, 2018, Stewart E. Reed had agreed to step down as chairman of the board, and that Kevin R. Hoben, the Company’s current president and chief executive officer, is appointed chairman of the board and chief executive officer, effective immediately.

Mark F. Albino, a charter member of the Company’s board and its current chief operating officer is promoted to president of the Company and chief operating officer, also effective immediately.

Mr. Reed will remain on the board with the title of vice chairman.

Mr. Reed, along with the other board directors, offered his congratulations to Messrs. Hoben and Albino who in turned thanked Mr. Reed for his inspiring term of leadership and the other directors for their votes of confidence.

This news release contains forward-looking statements, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of our control.

Certain statements in this news release constitute forward-looking statements with the meaning of the Private Securities Litigation Reform act of 1995, that are not historical facts but rather reflect our current expectations concerning future results and events. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (including its subsidiaries and affiliates) or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this news release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.